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                                                                  Exhibit 16.1


                                                           Arthur Andersen LLP
Office of the Chief Accountant                             400 Atlantic Street
Securities and Exchanges Commission                              PO Box 120021
450 Fifth Street, N.W.                                  Stamford CT 06912-0021
Washington, D.C. 20549

May 25, 2001

Dear Sir/Madam:

We have read the first three paragraphs of Item 4 included in the Form 8-K dated May 18, 2001 of Greka Energy Corporation to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein as they pertain to our firm.

Very truly yours,

/s/ Arthur Andersen LLP

Arthur Andersen LLP




Copies to:
Mr. Randeep S. Grewal, Chairman, CEO
and President, Greka Energy Corporation